Exhibit 5



                 [LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT]


100 Maiden Lane                                                   New York
New York, NY 10038                                                Washington
Tel: 212 504-6000                                                 Charlotte
Fax: 212 504-6666                                                 London


June 14, 2001



The Bear Stearns Companies Inc.
245 Park Avenue
New York, New York 10167

Re:  The Bear Stearns Companies Inc.
     Post-Effective Amendment No. 1
     Registration Statement on Form S-8
     ----------------------------------

Ladies and Gentlemen:

We have acted as counsel to The Bear Stearns Companies Inc. (the "Company") in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of Post-Effective Amendment No. 1 (the "Post-Effective Amendment") to the Registration Statement on Form S-8 (File No. 333-92357) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). An aggregate of 16,000,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), to be issued under the Company's Stock Award Plan (the "Stock Award Plan"), were registered on December 8, 1999 pursuant to the Registration Statement. This opinion relates to the additional 8,000,000 shares of Common Stock (the "Shares") to be issued under the Stock Award Plan being registered pursuant to the Post-Effective Amendment.

In rendering the opinion set forth below, we have examined and relied upon, among other things, (a) the Registration Statement, (b) the Stock Award Plan and
(c) originals, copies or specimens, certified or otherwise identified to our satisfaction, of such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinion expressed below. In such examination we have assumed the genuineness of


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The Bear Stearns Companies, Inc.                                   June 14, 2001


all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinion, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company in connection with the preparation and delivery of this letter.

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinion expressed herein.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Stock Award Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft


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